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                                                                    Exhibit 23




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form 8-K of Dime Bancorp, Inc. dated October 30, 1997 announcing the consummation of the acquisition of North American Mortgage Company by The Dime Savings Bank of New York, FSB, of our report dated January 31, 1997, with respect to the consolidated financial statements of NAMC and its subsidiaries, incorporated by reference in its Annual Report (Form 10-K and Amendment 1 thereto on Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission and the incorporation by reference of our report dated January 31, 1997 with respect to the financial statement schedules of NAMC included in its Annual Report (Form 10-K and Amendment 1 thereto on Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
-----------------------------
    San Francisco, California
    October 29, 1997



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